Exhibit 77Q(2)


For the period ended January 31, 1996
File Number 811-7814


Global Small Cap Fund Inc.

A Form 3 was filed late by the following officers as required by Section 16(a) of the Exchange Act during the most recent or prior fiscal years.

                                             Number of         Number of Transactions Not
Name                  Position with Fund     Late Reports*     Reported on Timely Basis

Margo N. Alexander         President              1                         0

Richard Q. Armstrong       Director               1                         0

Richard R. Burt            Director               1                         0

C. William Maher      Vice President &            1                         0
                      Assistant Treasurer

Mark Tincher          Vice President              1                         0

Paul H. Schubert      Vice President &            1                         0
                      Assistant Treasurer


* Each report related solely to such person having been elected an officer of the Fund.




A Form 4 was filed late by the following officers as required by Section 16(a) of the Exchange Act during the most recent or prior fiscal years.

                                             Number of         Number of Transactions Not
Name                  Position with Fund     Late Reports*     Reported on Timely Basis

John R. Torell III        Director                1                         1